UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2026

Definium Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	001-40360	98-1582438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center Suite 8500
New York, New York		10007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 220-6633

Mind Medicine (MindMed) Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	DFTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2026, the Board of Directors (the “Board”) of Definium Therapeutics, Inc. (the “Company”), upon recommendation of the Nominating and Governance Committee of the Board, increased the size of the Board from six (6) to seven (7) directors and appointed Roger Adsett to fill the vacancy on the Board, effective January 29, 2026, with a term expiring at the Company's annual general meeting of shareholders to be held in 2026, or until his successor is duly elected or appointed, or until his earlier death, resignation or removal. Mr. Adsett was not named to any committees in connection with his appointment.

Mr. Adsett will be compensated in accordance with the Company’s non-employee director compensation policy, as amended (the “Policy”). Pursuant to the Policy, Mr. Adsett will be entitled to receive $40,000 per year for service as a member of the Board, paid quarterly in arrears on a pro-rata basis.

In addition, pursuant to the Policy and in connection with his appointment to the Board as a non-employee director, Mr. Adsett was granted an option to purchase 50,000 common shares of the Company (the “Initial Option Grant”), which will vest one-third on the first anniversary of the grant date, with the remaining portion vesting in equal monthly installments thereafter, subject to Mr. Adsett’s continued service on the Board through each applicable vesting date. The Initial Option Grant was granted pursuant to the Company’s 2025 Equity Incentive Plan and standard form of stock option award agreement, which are filed as Exhibit 10.3 and Exhibit 10.4, respectively, to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, filed with the U.S. Securities and Exchange Commission (“SEC”) on July 31, 2025.

Mr. Adsett has entered into the Company’s standard form of indemnity agreement, which is filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 6, 2025.

There is no arrangement or understanding between Mr. Adsett and any other persons pursuant to which Mr. Adsett was elected as a director. In addition, Mr. Adsett is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEFINIUM THERAPEUTICS, INC.

Date:	January 29, 2026	By:	/s/ Robert Barrow
Name: Robert Barrow Title: Chief Executive Officer